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                                                                   Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITOR

Casmyn Corp:

I consent to the use in this Amendment No. 1 to Form S-1 Registration Statement No. 333-8341 of Casmyn Corp. of my report dated May 3, 1996, appearing in the Prospectus, which is part of such Registration Statement, on the financial statements of WestAmerica Investment Company, and to the reference to me under the heading "Experts" in such Prospectus.

GEORGE BRENNER, CERTIFIED PUBLIC ACCOUNTANT

Beverly Hills, California
September 6, 1996

                                     II-8